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                                        UTILICORP UNITED, INC.
                                  COMPUTATION OF EARNINGS PER SHARE
                               (in millions except per share amounts)
                                              (unaudited)


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                                                          Three Months Ended      Six Months Ended      Twelve Months Ended
                                                          June 30,  June 30,     June 30,  June 30,      June 30,  June 30,
                                                            1994     1993          1994      1993          1994     1993
Line No.
    Earnings Available for Common Shares:
(a) Earnings available for common shares as reported         6.6      5.5           44.0     38.4          85.0     65.6
(b) Elimination of interest on convertible subordinated
       debenture, net of tax                                  -        -              .3       .3            .6       .8
(c) Elimination of dividends on cumulativ
        convertible preference stock                          -        -              -       2.7           3.5       -

(d) Fully Diluted Earnings Available                         6.6      5.5           44.3     41.4          89.1     66.4


    Weighted Average Common Shares Outstanding:
(e)	Primary weighted average shares outstanding
       as reported                                         44.38    41.26           43.33    39.61         42.60    37.35
(f)	Assumed conversion of convertible subordinated
       debenture                                             -        -               .57      .68           .60      .72
(g)	Assumed conversion of cumulative convertible
       preference shares                                     -        -               -       2.90          2.09      -

(h)	Fully Diluted Weighted Average Shares
        Outstanding                                        44.38    41.26           43.90    43.19         45.29    38.07

	Earnings Per Common Share:
       Primary (a/e)                                      $  .15   $  .13          $ 1.02   $  .97        $ 1.99   $ 1.76

       Fully Diluted (d/h)                                   .15      .13            1.01      .96          1.97     1.74

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